Regency Energy Partners Announces Cash Distribution of 44.5 Cents
Per Outstanding Common Unit

DALLAS, July 27, 2010 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency” or the “Partnership”), announced today a cash distribution of 44.5 cents per outstanding common unit for the second quarter ended June 30, 2010. The distribution will be paid on August 13, 2010, to unitholders of record at the close of business on August 6, 2010.  This distribution is equivalent to $1.78 per outstanding common unit on an annual basis.

Regency will hold a quarterly conference call to discuss second-quarter 2010 results on Monday, August 9, 2010, at 10 a.m. Central Time (11 a.m. Eastern Time).

The dial-in number for the call is 1-866-788-0545 in the United States, or +1-857-350-1683 outside the United States, pass code 45530362. A live webcast of the call can be accessed on the investor relations page of Regency’s Web site at www.regencyenergy.com. The call will be available for replay for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 78329682. A replay of the broadcast will also be available on the Partnership’s Web site for 30 days.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Regency’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Regency’s distributions to foreign investors are subject to federal income tax withholding at a rate of 35 percent.

Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:
Shannon Ming
Regency Energy Partners
Vice President, Corporate Finance Support & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Lauren Griffin
HCK2 Partners
972-743-8709
lauren.griffin@hck2.com